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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement             [ ] Confidential, for Use of the
                                                Commission only (as permitted
                                                by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12


                                  MAXIMUS, INC.
                 -----------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (s et forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:


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                                                           [MAXIMUS LOGO]




                                January 31, 2003





Dear Stockholder:

You recently received a copy of the Proxy Statement, dated January 27, 2003, of MAXIMUS, Inc. for the 2003 Annual Meeting of Stockholders to be held on March 18, 2003.

The last line of the security ownership table appearing on page 3 of the Proxy Statement contains a typographical error indicating that all directors and executive officers as a group beneficially own 7,143,266 shares of common stock. This number is incorrect. The correct number of shares of common stock beneficially owned by all directors and executive officers as a group is 3,067,823 shares. The 14.2% figure appearing in the last line of the table is correct.

In the event that you have already returned your proxy card and wish to change your vote as a result of this correction, please call Lisa Miles at (703) 251-8637 or James Robertson at (617) 239-0586 to obtain another proxy card. Proxy cards will also be available at the Annual Meeting.

Very truly yours,

/s/ David R. Francis

David R. Francis
Secretary



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